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                                                                  Exhibit 23.03

                   Consent of KPMG LLP, Independent Auditors

The Board of Directors
Object-Mart Inc.:

   We consent to the use of our report incorporated by reference herein dated April 10, 2000, related to the balance sheet of Object-Mart Inc. as of December 31, 1998, and the related statements of operations, shareholders' equity and cash flows for the year ended December 31, 1998 and the six months ended June 29, 1999, and to the reference to our firm under the heading "Experts" in the prospectus.

                                          /s/ KPMG LLP

Mountain View, California
October 23, 2000